CERTIFICATE OF INCORPORATION
OF
INTEGRITY APPLICATIONS, INC.

ARTICLE I

The name of the corporation is **Integrity Applications, Inc.** (the "Corporation").

ARTICLE II

The address of the Corporation's registered office in the State of Delaware is to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of the Corporation's Registered Agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The total number of shares of common stock which the Corporation is authorized to issue is 40,000,000 shares, par value $0.001 per share, and the total number of shares of preferred stock which the Corporation is authorized to issue is 10,000,000 shares, par value $0.001 per share.

The Board of Directors of the Corporation is hereby expressly authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

ARTICLE V

The name of the Incorporator is Avner Gal, and the address of the Incorporator is c/o A.D. Integrity Applications Ltd., 102 Ha'Avoda Street, P.O.Box 432, Ashkelon, Israel 78100.

ARTICLE VI

The Board of Directors of the Corporation shall consist of at least one director, with the exact number to be fixed from time to time in the manner provided in the Corporation's Bylaws, who will serve as the Corporation's director until his successor is duly elected and qualified. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VII

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under §174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. It is the intent that this provision be interpreted to provide the

maximum protection against liability afforded to directors under the Delaware General Corporation Law in existence either now or hereafter.

ARTICLE VIII

The Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

ARTICLE IX

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

The directors of the Corporation shall have the power to adopt, amend or repeal the Corporation's Bylaws or adopt new Bylaws without any action on the part of the stockholders; provided that any Bylaw adopted or amended by the directors of the Corporation, and any powers thereby conferred, may be amended, altered or repealed by the stockholders.

ARTICLE X

The Corporation shall have perpetual existence.

IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this Certificate of Incorporation this 17th day of May, 2010.

/s/ Avner Gal
Avner Gal
Incorporator

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF INCORPORATION

OF

INTEGRITY APPLICATIONS, INC.

Integrity Applications, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1. The name of this Corporation is Integrity Applications, Inc.

2. The Certificate of Incorporation (the "Certificate") of the Corporation was filed with the Secretary of State of Delaware on May 18, 2010.

3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment to Certificate of Incorporation amends the first paragraph of Article IV of the Certificate to read in its entirety as follows:

"The total number of shares of common stock which the Corporation is authorized to issue is 40,000,000 shares, par value $0.001 per share ("Common Stock"), and the total number of shares of preferred stock which the Corporation is authorized to issue is 10,000,000 shares, par value $0.001 per share.

Effective as of 5:00 p.m., Eastern Standard Time, on the date of filing in the office of the Secretary of State of the Delaware of this Certificate of Amendment (the "Effective Time"), each issued and outstanding share of the Corporation's previously authorized Common Stock (the "Old Stock"), shall thereby and thereupon be reclassified into 2.1363 of a validly issued, fully paid and nonassessable share of Common Stock of the Corporation (the "New Stock"), reflecting a 2.1363 for 1 stock split; provided, however, that no fractional shares shall be issued pursuant to such reclassification and any fractional shares of New Stock which would otherwise be issued pursuant to such reclassification shall be rounded up to one share of New Stock. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of New Stock into which the shares of Old Stock represented by such certificate shall have been reclassified hereby; provided, however, that each holder of record of a certificate that represented shares of Old Stock shall receive, upon surrender of such stock certificate, a new certificate evidencing and representing the number of shares of New Stock into which the shares of Old Stock represented by such certificate shall have been reclassified hereby. No cash will be paid or distributed as a result of the aforementioned split of the Corporation's Old Stock."

---

4. The foregoing amendment to the Amended Certificate herein certified has been duly adopted by this Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned President of the Corporation has executed this Certificate of Amendment this 21st day of July, 2010.

/s/ Avner Gal

Avner Gal, President

Amendment to Certificate of Incorporation of Integrity Applications, Inc.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

Integrity Applications, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

FIRST; Upon the filing and effectiveness (the "Effective Time") pursuant to the General Corporation Law of the State of Delaware (the "DGCL") of this Certificate of Amendment to the Certificate of Incorporation of the Corporation ("Certificate"), the Corporation hereby amends the first paragraph of Article IV of the Certificate to read in its entirety as follows: "The total number of shares of common stock which the Corporation is authorized to issue is 500,000,000 shares, par value $0.001 per share ("Common Stock"), and the total number of shares of preferred stock which the Corporation is authorized to issue is 10,000,000 shares, par value $0.001 per share."

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THIRD: This Certificate of Amendment shall become effective as of April 17, 2020 at 12:00 PM, New York City time.

IN WITNESS WHEREOF, INTEGRITY APPLICATIONS, INC., has caused this certificate to be duly executed in its corporate name this 17th day of April, 2020.

/s/ Jolie Kahn

Name: Jolie Kahn
Title: Chief Financial Officer

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "INTEGRITY APPLICATIONS, INC.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF MAY, A.D. 2021, AT 2:13 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

4824917 8100
SR# 20211655957

Authentication: 203154467
Date: 05-07-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations
Delivered 02:13 PM 05/07/2021 FILED 02:13 PM
05/07/2021
1 20211655085 - FileNumber 482497

CERTIFICATE OF

AMENDMENT TO

AMFNDFD AND REsTATED CERTIFICATE OF INCORPORATION

OF

INIEGRITY APPLICATIONS, INc.

INIEGRITY APPLICATIONS, L"IIC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

Integrity Applications, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State ofDelaware, does hereby certify that:

1. The name of this Corporation is Integrity Applications,Inc.

2. The Certificate of Incorporation (the "Certificate")of the Corporation was originally filedwith the Secretary of State ofDelaware on May 18, 2010.

3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment to Certificate oflncorporationamends the first paragraph of Article IV of the Certificate to readin its entirety as follows:

'The total number of shares of common stockwhich the Corporation is authorized to issue is 500,000,000 shares,par value $0.001 pershare ("Common Stock"), and the total number of shares of preferred stock which the Corporation is authorized to issue is 10,000,000shares, parvalue $0.001 pershare.

Effective as of5:00p.m., Eastern Standard Time, on the date of filing in the office of the Secretary of State of the Delaware of this Certificate of Amendment (the "Effective Time"), each 18 issued and outstanding shares of the Corporation's previously authorized Common Stock (the "Old Stock"), shall thereby and thereupon be reclassified into onevalidly issued, fully paid and nonassessable share of Common Stock of the Corporation(the "New Stock"), reflecting a 1 for 18 reverse stocksplit; provided, however, that no fractional shares shall be issued pursuant to such reclassificationand any fractional shares ofNewStock which would otherwise be issued pursuant to such reclassificationshall be rounded up to one share of New Stock. Each stock certificate that, immediately
prior to the Effective Time, represented shares of Old Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares ofNew Stock into which the shares of Old Stock represented by such certificate shall have been reclassifiedhereby; provided, however, that each holder ofrecordof a certificate that represented shares of OldStock shall receive, upon surrender of such stock certificate, anew certificate evidencing and representing the number of shares of New Stock into which the shares of Old Stock represented by such certificate shall have been reclassified hereby. No cash will be paid or distributed as a result of the aforementionedsplit of the Corporation's Old Stock"

4. The foregoing amendment to the Amended Certificate herein certified has been duly adopted by this Corporation's Board of Directors and stockholders in accordance withthe applicable provisions of Sections 228 and 242 ofthe General CorporationLawofthe State of Delaware.

IN WIINESS WHEREOF, Integrity Applications, Inc., has caused this Certificate of Amendment to be executed by the undersigned, its authorized officer, on this 7th day of May, 2021.

/s/ Jolie Kahn
Jolie Kahn, CFO

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:01 AM 08/02/2021
FILED 10:01 AM 08/02/2021
SR 20212859223 - File Number 4824917

STATE OF DELAWARE
CERTIFICATE OF CORRECTION

Integrity Applications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1. The name of the corporation is Integrity Applications, Inc..
2. That a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Integrity Applications, Inc.
   (Title of Certificate Being Corrected)
   was filed by the Secretary of State of Delaware on May 7, 2021 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.
3. The inaccuracy or defect of said Certificate is: (must be specific)

   The Amendment lists the reverse split ratio as 1:18; however, the Board has since determined it to be 1:13.
4. Article IV, 1st para. of the Certificate is corrected to read as follows:

   Please see attached Exhibit A.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 2nd day of August, A.D. 2021.

By: Jolie Kahn
Authorized Officer

Name: Jolie Kahn
Print or Type

Title: Interim CFO

EXHIBIT A TO CERTIFICATE OF CORRECTION TO THE CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF INTEGRITY APPLICATIONS, INC., DATED MAY 7, 2021

"The total number of shares of common stock which the Corporation is authorized to issue is 500,000,000 shares, par value $0.001 per share ("Common Stock"), and the total number of shares of preferred stock which the Corporation is authorized to issue is 10,000,000 shares, par value $0.001 per share.

Effective as of 5:00 p.m., Eastern Standard Time, on the date of filing in the office of the Secretary of State of the Delaware of this Certificate of Amendment (the "Effective Time"), each 13 issued and outstanding shares of the Corporation's previously authorized Common Stock (the "Old Stock"), shall thereby and thereupon be reclassified into one validly issued, fully paid and nonassessable share of Common Stock of the Corporation (the "New Stock"), reflecting a 1 for 13 reverse stock split; provided, however, that no fractional shares shall be issued pursuant to such reclassification and any fractional shares of New Stock which would otherwise be issued pursuant to such reclassification shall be rounded up to one share of New Stock. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of New Stock into which the shares of Old Stock represented by such certificate shall have been reclassified hereby; provided, however, that each holder of record of a certificate that represented shares of Old Stock shall receive, upon surrender of such stock certificate, a new certificate evidencing and representing the number of shares of New Stock into which the shares of Old Stock represented by such certificate shall have been reclassified hereby. No cash will be paid or distributed as a result of the aforementioned split of the Corporation's Old Stock."